SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) February 8, 2006


                                THE BEARD COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Oklahoma                   1-12396             73-0970298
----------------------------       -----------      -------------------
(State or other jurisdiction       (Commission         (IRS Employer
     of incorporation)             File Number)     Identification No.)


                                Enterprise Plaza
                               5600 N. May Avenue
                                    Suite 320
                          Oklahoma City, Oklahoma 73112
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (405) 842-2333
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01 Entry into a Material Definitive Agreement.

     On February 8, 2006, effective as of February 7, 2006, the Company entered into an agreement with PinnOak Resources, LLC ("PinnOak"). The contract was made in the ordinary course of business by two wholly-owned subsidiaries of the registrant, Beard Technologies, Inc. ("BTI") and Beard Pinnacle, LLC ("BPLLC").

     In September of 2004 we announced that BTI had signed an agreement to construct and operate a pond fines recovery facility in West Virginia (the "Project") for Pinnacle Mining Company, LLC ("PMC"), a subsidiary of PinnOak, and that we were working to secure financing for the project. Since that time
(i) we have received and accepted a proposal from a lending institution indicating that it will provide a $9,000,000 loan for the Project and (ii) affiliates of PinnOak have agreed to provide $2,800,000 of equity and own 50% of BPLLC. Both commitments are subject to the condition that the USDA guarantees at least 70% of the borrowed amount. At this point our loan application is still being reviewed by the USDA, and there is no assurance that the USDA guaranty will be forthcoming.

     The agreement attached as Exhibit 99.1 details the rights and obligations of the parties under three alternative funding scenarios: (i) in the event BPLLC or its lender receive a USDA loan guaranty (the "Guaranty") on or before April 1, 2006; (ii) in the event no Guaranty is granted and BPLLC receives a third party loan in an amount sufficient to complete the Project on or before April 1, 2006; and (iii) in the event BPLLC has not obtained the Guaranty or the third party loan on or before April 1, 2006. In the latter event (a) PinnOak has committed to assume control of the Project and to be responsible for funding or arranging the funding of the Project and (b) BPLLC will be owned 75% by PinnOak and 25% by BTI. If the Project requires additional funding prior to receipt of the Guaranty, PinnOak has agreed to provide additional loans to BPLLC finance construction of the Project. A copy of the Amended and Restated Promissory Note executed by BPLLC in favor of PinnOak is attached as Exhibit 99.2

     At the date of the agreement BPLLC had already commenced construction of the Project and PinnOak had advanced $1,975,000 to BPLLC. By the time PinnOak executed the agreement on February 8, 2006, it had advanced an additional $750,000, bringing its total advances to such date up to $2,725,000.

     Under funding alternative (i) all existing and future loans will be secured by a BTI guaranty and collateralized by (x) a pledge of all of the membership units of BPLLC and (y) a lien on the CO2 production assets and working interests in gas wells owned by registrant. Under funding alternative (ii) such loans will be secured by a BTI guaranty and a first priority lien on the assets of BPLLC and collateralized by (x) a pledge of the membership units of BPLLC and (y) a lien on the CO2 production assets and working interests in gas wells owned by registrant. Under both scenarios BTI will grant a nonexclusive, fully paid up license to use the pond fines recovery technology owned by BTI for use on the Project or projects located at mines owned by PinnOak or its affiliates. No security or collateral will be required under funding alternative (iii). Once funding has been finalized under any of the alternatives, any collateral provided will be released. A copy of the Guaranty executed by BTI is attached as
Exhibit 99.3

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.                                 Description
-----------                                 -----------

99.1     Letter Agreement dated February 7, 2006

99.2     Amended and Restated Promissory Note dated as of
         October 7, 2005

99.3     Guaranty dated February 7, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE BEARD COMPANY

                                            /s/ Herb Mee, Jr.
                                           -------------------------------
                                                Herb Mee, Jr., President

February 8, 2006

EXHIBIT INDEX

Exhibit
No.             Description                 Method of Filing
-------         -----------                 ----------------

99.1  Letter Agreement dated February 7,     Filed herewith electronically
      2006

99.2  Amended and Restated Promissory Note   Filed herewith electronically
      dated as of October 7, 2005

99.3  Guaranty dated February 7, 2006        Filed herewith electronically